Exhibit 10.4

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) dated as of May 23, 2013 is by and between MMG-26 LLC, a Delaware limited liability company (“Seller”), and CWI CHELSEA HOTEL, LLC, an Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of April 16, 2013, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of May 10, 2013 (the “First Amendment”) and as further amended by that certain Second Amendment to Agreement of Purchase and Sale dated as of May 15, 2013 (the “Second Amendment”) (as so amended and as the same may be further amended, modified or supplemented, the “Contract”; all capitalized terms used but not defined herein shall have the meanings set forth in the Contract).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                    The definition of “Due Diligence Period” in Exhibit A of the Contract (and as amended pursuant to the First Amendment and the Second Amendment) is hereby deleted in its entirety and replaced with the following text:  ““Due Diligence Period” shall mean a period of time commencing on the Effective Date and ending at 5:00 PM, Eastern Time, on May 29, 2013.”

2.                                    This Amendment shall constitute the Allocation Amendment required under Section 2.3(a) of the Contract.

3.                                    Purchaser and Seller have agreed upon the Purchase Price Allocation as set forth on Exhibit A attached hereto.  Notwithstanding anything to the contrary contained in Section 2.3 of the Contract, neither Seller nor Purchaser shall have any right to terminate the Contract pursuant to such Section 2.3.  Notwithstanding the foregoing, the Purchase Price Allocation may be modified, as necessary, prior to Closing with the mutual consent of Purchaser and Seller.

4.                                    Except as modified hereby, the Contract shall remain in full force and effect, and as modified hereby, the Contract is ratified and confirmed in all respects.

5.                                    Seller and Purchaser each hereby represents and warrants that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of Seller and Purchaser, respectively, is duly authorized to do so.

6.                                    This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.  An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first above written.

SELLER:

MMG-26 LLC, a Delaware limited liability company

By:	/s/ Robert A. Indeglia Jr.
Name: Robert A. Indeglia Jr.
Title: Managing Member and Chief Executive Officer

PURCHASER:

CWI CHELSEA HOTEL, LLC, a Delaware limited liability company

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: President and Chief Executive Officer

Exhibit A

Allocation of Purchase Price Among Asset Classes

Category	Amount	% to Purchase Price
Land	$30,023,000	26.6%
Tangible Personal Property	$1,579,000	1.4%
Site Improvements	$65,000	0.1%
Building	$81,618,000	72.2%
Intangible Personal Property	($285,000)	-0.3%
Total (rounded)	$113,000,000	100.00%